UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2014 (August 21, 2014)

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 21, 2014, Allergan, Inc. (“Allergan”) provided the following statement in response to media inquiries regarding the order issued by the court regarding Allergan’s motion for expedited proceedings in Allergan, Inc. v. Valeant Pharmaceuticals International, Inc.:

“Allergan fully supports the right of its stockholders to vote on the value proposition offered by Valeant at the appropriate time, and Allergan’s goal in seeking expedition was to ensure that the case proceeded at a rapid pace and could be resolved prior to a Special Meeting, should one be called. Allergan is pleased that the Judge outlined a path during Wednesday’s hearing toward a prompt ruling on the merits of this case consistent with Allergan’s stated desire. Allergan intends to proceed along the path outlined by the Court for a quick resolution once Pershing Square delivers requests for a Special Meeting. The Court’s comments at the hearing indicated that Allergan should be able to timely resolve this matter and ensure that all stockholders have the benefit of full information and an even playing field. Allergan continues to focus on creating value for its stockholders.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: August 22, 2014

	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President,
Associate General Counsel and Secretary